Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among:

Network CN Inc.

a Delaware corporation;

CITYHORIZON LIMITED,

A Hong Kong company and wholly-owned subsidiary of Network CN Inc.;

CityHorizon Limited,

a British Virgin Islands company;

Hui Zhong Lian He Media Technology Co., Ltd.

a PRC company and wholly-owned subsidiary of CityHorizon BVI;

Beijing Hui Zhong Bo Na Media Advertising Co., Ltd.,

a PRC company and wholly-owned subsidiary of Lianhe;

and

Liu Man Ling

an individual and sole shareholder of CityHorizon BVI

Dated as of January 1, 2008

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of January 1, 2008 (the “Agreement Date”), is by and among NETWORK CN INC., a Delaware corporation (“Network CN”), CITYHORIZON LIMITED, a Hong Kong company and wholly-owned subsidiary of NETWORK CN INC. (“Buyer”), CITYHORIZON LIMITED, a British Virgin Islands company (“CityHorizon BVI”), Liu Man Ling, an individual and sole shareholder of CityHorizon BVI (“Selling Shareholder”), Hui Zhong Lian He Media Technology Co., Ltd. , a PRC company and wholly-owned subsidiary of CityHorizon BVI (“Lianhe”), and Beijing Hui Zhong Bo Na Media Advertising Co., Ltd., a PRC company and wholly-owned subsidiary of CityHorizon BVI (“Bona” and together with CityHorizon BVI and Lianhe, the “Operating Companies”). Network CN, Buyer, Selling Shareholder and the Operating Companies are sometimes referred to collectively as the “Parties” and each individually, as a “Party”. Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS:

WHEREAS, the Selling Shareholder owns all of the issued and outstanding shares of CityHorizon BVI;

WHEREAS, CityHorizon BVI owns all of the outstanding shares of Capital Stock or similar equity interests of Lianhe and Bona;

WHEREAS, the Boards of Network CN, Buyer and CityHorizon BVI have determined that it is in the best interests of their respective companies and stockholders to complete the share purchase transaction provided for in this Agreement in which the Selling Shareholder will sell to Buyer, and Buyer will purchase from the Selling Shareholder, 100% of the issued and outstanding shares of CityHorizon BVI in exchange for cash in the amount of US$5,000,000 and up to 1.5 million duly authorized, validly issued, fully paid and non-assessable shares of Network CN’s Common Stock (the “Consideration Shares”); and

WHEREAS, the Parties desire to make or enter into, as the case may be, certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Transferred Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer will purchase from the Selling Shareholder, and the Selling Shareholder will sell, transfer, assign, deliver and convey to Buyer, all Selling Shareholder’s right, title and interest in, to and under all of (a) the issued and outstanding capital shares of CityHorizon BVI (the “Transferred Shares”), free and clear of all Liens. The sale by the Selling Shareholder, and the purchase and payment by Buyer, of the Transferred Shares is referred to herein as the “Sale.”

Section 1.2 Consideration. The consideration payable by Buyer to the Selling Shareholder for the Transferred Shares shall consist of an aggregate of (i) US$5,000,000 and (ii) up to 1.5 million Consideration Shares, subject to pro-rata downward adjustment if the closing market price of Network CN’s Common Stock on the Closing Date exceeds $3.00 per share.

Section 1.3 Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Network CN, 21/F, Chinachem Century Tower, 178 Gloucester Road, Hong Kong, on January 1, 2008 or at such other time and place or in such other manner as the Parties may mutually agree (the “Closing Date”). At the Closing, Network CN shall deliver to the Selling Shareholder a certificate representing the Consideration Shares in exchange for the Selling Shareholder delivering to Buyer a copy of the original Register of Members of CityHorizon BVI showing the Buyer as the sole registered legal owner of the shares in CityHorizon BVI.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER

Selling Shareholder represents and warrants to Network CN and the Buyer as follows:

Section 2.1 Required Filings and Consents. The execution and delivery by the Selling Shareholder of this Agreement do not, and the performance by the Selling Shareholder of the covenants and agreements under this Agreement and the consummation by the Selling Shareholder of the Transactions will not, require any Consent of, filing with or notification to, any Person or Governmental Body.

Section 2.2 Ownership and Transfer of the Transferred Shares. The Selling Shareholder is the record and beneficial owner of the Transferred Shares free and clear of any and all Liens. The Selling Shareholder has the power and authority to sell, transfer, assign and deliver the Transferred Shares as provided in this Agreement, and such delivery will convey to Buyer good and marketable title to such Transferred Shares, free and clear of any and all Liens.

Section 2.5 Brokers, Finders and Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Selling Shareholder.

Section 2.6 Investment Representations.

(a) The Selling Shareholder is not a U.S. person (as defined in Regulation S under the Securities Act) and is not acquiring the Consideration Shares for the account or benefit of any U.S. person.

(b) The Selling Shareholder acknowledges that the Consideration Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and agrees that it will not offer, resell, pledge or otherwise transfer any of the Consideration Shares, or any interest therein, unless such offer, sale, pledge or other transfer is made: (i) to Buyer; (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with applicable Legal Requirements; (iii) within the United States, in accordance with (a) Rule l44A promulgated under the Securities Act to a Person such Selling Shareholder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that is purchasing for its own account or for the account of one or more qualified institutional buyers and to whom notice is given that the offer, sale, pledge or transfer is being made in reliance upon Rule 144A, or (b) Rule 144, if available, and in compliance with any applicable securities laws of any state of the United States; (iv) in another transaction that does not require registration under the Securities Act or any applicable securities laws of any state of the United States; or (v) pursuant to a registration statement that has been declared effective by the SEC under the Securities Act and that continues to be effective at the time of such offer, sale, pledge or other transfer, after, in the event of proposed transfers pursuant to clauses (iii) or (iv) above, providing to Buyer an opinion of a nationally recognized counsel in a form reasonably satisfactory to Buyer that the proposed transfer may be effected without registration under the Securities Act or any applicable securities laws of any state of the United States.

(c) The Selling Shareholder is not acquiring the Consideration Shares as a result of, and will not engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Consideration Shares.

(d) The Selling Shareholder acknowledges that offers and sales of any Consideration Shares, prior to the expiration of the period of one year following the Closing Date (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in accordance with all applicable securities laws. Such Selling Shareholder further acknowledges that Buyer will refuse to register any transfer of the Consideration Shares not made in accordance with foregoing provisions.

(e) The Selling Shareholder shall not engage in any hedging transactions with respect to the Consideration Shares unless such transactions are made in compliance with the Securities Act.

(f) The Selling Shareholder acknowledges that the certificates representing the Consideration Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING TO THESE SECURITIES, THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (C) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED. HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE OPERATING COMPANIES

The Operating Companies represent and warrant to Buyer as follows:

Section 3.1 Organization and Qualification. Except for the Operating Companies which are owned 100% by CityHorizon BVI, none of the Operating Companies has any Subsidiaries, and none of the Operating Companies owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person. Each Operating Company is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is presently being conducted.

Section 3.2 Constituent Documents. Each of the Operating Companies have heretofore provided to Network CN complete and accurate copies of the constitutional documents of the Operating Companies (the “Operating Company Constituent Documents”). The Operating Company Constituent Documents are in full force and effect, and none of the Boards of any Operating Company has taken any action to amend the Operating Company Constituent Documents in any respect. None of the Operating Companies has taken any action in breach or violation of any of the provisions of the Operating Company Constituent Documents.

Section 3.3 Capitalization.

(a) The Operating Companies have provided to Network CN a list of the authorized and issued capital of each Operating Company (“Authorized Capital”).

(b) Other than the Authorized Capital, there is no capital stock of or equity interests in the Operating Companies or any security convertible or exchangeable into or exercisable for such capital stock or equity interests, issued, reserved for issuance or outstanding as of the Agreement Date. There are no exercisable securities, options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which any Operating Company is a party, or by which any Operating Company is bound, obligating any Operating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other securities of any Operating Company or obligating any Operating Company to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding (“Operating Company Rights”). There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which any Operating Company is a party, or by which it or they are bound, obligating any Operating Company with respect to any shares of capital stock, equity interests or other securities of any Operating Company. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of any Operating Company), of any Operating Company, to repurchase, redeem or otherwise acquire any shares of capital stock, equity interests or other securities of any Operating Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no registration rights or other agreements, arrangements or understandings to which any Operating Company is a party, or by which it or they are bound, obligating any Operating Company with respect to any capital stock, equity interests or other securities of any Operating Company.

(d) The Transferred Shares represent 100% of the issued and outstanding capital stock of or equity interests of CityHorizon BVI. All outstanding Transferred Shares have been issued on the terms and conditions specified in the instruments pursuant to which they have been issued, and are duly authorized, validly issued, fully paid and non-assessable (to the extent such concepts exist in such jurisdictions) and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of CityHorizon BVI’s Constituent Documents or any agreement to which CityHorizon BVI or Selling Shareholder is a party or otherwise bound. None of the outstanding Transferred Shares have been issued in violation of any applicable Legal Requirements. All of the Transferred Shares are owned by the Selling Shareholder free and clear of any and all Liens. There are no accrued and unpaid dividends with respect to any outstanding Transferred Shares.

Section 3.4 Authority; Requisite Approval.

(a) Each Operating Company has full corporate or other power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Boards of the Operating Companies. As of the Agreement Date, the Boards of the Operating Companies have determined that this Agreement and the Transactions are advisable and in the best interests of the Operating Companies. This Agreement has been duly and validly executed and delivered by the Operating Companies, and assuming due authorization, execution and delivery by Network CN, Buyer and the Selling Shareholder, this Agreement constitutes a valid and binding obligation of the Operating Companies, enforceable against each of them in accordance with its terms.

(b) No other corporate proceedings on the part of the Operating Companies are necessary to approve or adopt this Agreement under applicable Legal Requirements and to consummate the Transactions.

Section 3.5 Required Filings and Consents.

(a) The execution and delivery by the Operating Companies of this Agreement do not, and the performance by the Operating Companies of their covenants and agreements under this Agreement and the consummation by the Operating Companies of the Transactions do not and will not, (i) conflict with or violate the Operating Company’s Constituent Documents, (ii) conflict with or violate any Legal Requirements applicable to the Operating Companies or by which any of their respective properties is bound or affected, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair any Operating Company’s rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of any Operating Company pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Operating Company is a party or by which any Operating Company or its properties is bound or affected, or (iv) give rise to or result in any Person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of or equity interests in any Operating Company or any of their respective assets or properties.

(b) The execution and delivery by the Operating Companies of this Agreement do not, and the performance by the Operating Companies of their covenants and agreements under this Agreement and the consummation by the Operating Companies of the Transactions will not, require any Consent of, filing with or notification to, any Person or Governmental Body.

Section 3.6 Absence of Certain Changes or Events. Since the date of the Most Recent Balance Sheet and through the Agreement Date, each Operating Company has conducted its business in the ordinary course of business consistent with past practices and, since such date through the Agreement Date, there has not occurred (i) any event that would have a material adverse effect on the Operating Companies or the business, assets or properties of the Operating Companies taken as a whole (a “Material Adverse Effect”) or (ii) any action taken by any Operating Company or event that would have required the consent of Buyer pursuant to Section 5.2 had such action or event occurred after the Agreement Date.

Section 3.7 Compliance with Laws; Permits.

(a) The Operating Companies are in compliance in all material respects with, and are not in any material respect in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Legal Requirement applicable to the Operating Companies or by which any of their respective properties is bound.

(b) The Operating Companies hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, Orders and other approvals from Governmental Bodies that are material to the operation of the Operating Company’s businesses (collectively, the “Operating Company Permits”). The Operating Company Permits are in full force and effect, have not been violated in any material respect and, to the knowledge of the Operating Companies, no suspension, revocation or cancellation thereof has been threatened. No Operating Company Permit shall cease to be effective as a result of the consummation of the Transactions.

Section 3.8 Legal Proceedings; Orders. There are no Legal Proceedings, (a) pending against any Operating Company or any of their respective properties or assets, or (b) to the knowledge of the Operating Companies, threatened against any Operating Company, or any of their respective properties or assets. The Operating Companies are not subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 3.9 Financial Statements.

(a) The Operating Companies have provided Network CN and Buyer with (i) unaudited combined balance sheet (the “Most Recent Balance Sheet”) and statements of income as of and for the nine (9) month period ended September 30, 2007 for the Operating Companies (the “Operating Company Most Recent Financial Statements”). The Operating Company Financial Statements (including the notes thereto) present fairly in all material respects the combined financial condition of the Operating Companies as of such dates and the results of operations of the Operating Companies for such periods.

(b) Except as reflected in the Operating Company Most Recent Balance Sheet, to the knowledge of the Operating Companies, none of the Operating Companies has any Liabilities, other than (i) Liabilities incurred since the date of the Operating Company Most Recent Balance Sheet in the ordinary course of business consistent with past practices.

Section 3.10 Material Contracts. Each material contract to which an Operating Company is a party is valid and binding on the applicable Operating Company and is in full force and effect, other than those material contracts that by their terms have expired or been terminated since the Agreement Date, and none of the Operating Companies, nor, to the knowledge of the Operating Companies, any other party thereto, is in breach of, or default under, any such material contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Operating Companies, or, to the knowledge of the Operating Companies, any other party thereto.

Section 3.11 Labor Matters. Each Operating Company (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages (including overtime payment) or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social insurance, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practices).

Section 3.12 Properties. Each Operating Company has good and valid title to, or a valid leasehold interest in, all the properties and assets that it purports to own or lease (real, tangible, personal and mixed free and clear of all Liens, except Liens and other imperfections of title and encumbrances, if any, which do not detract materially from the value or materially prevent the present use of the property subject thereto or affected thereby. All real property leases, subleases, licenses or other occupancy agreements to which any Operating Company is a party (collectively, the “Operating Company Real Property Leases”) are in full force and effect in all material respects. There is no material default by any Operating Company under any of the Operating Company Real Property Leases, or, to the knowledge of any Operating Company, material defaults by any other party thereto, except such defaults as have been waived in writing or cured.

Section 3.13 Tax Matters. Each of the Operating Companies has prepared and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete in all material respects, (i) each Operating Company has paid all Taxes that are required to be paid by any of them, (ii) there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of income Taxes or other material Taxes, and (iii) there are no Liens for Taxes on any of the assets of any Operating Company.

Section 3.14 Intellectual Property Matters.

(a) All Intellectual Property of the Operating Companies, including any patents, patent applications, trademarks, copyrights and the like is owned exclusively by the applicable Operating Company free and clear of any Liens. None of the Operating Companies has transferred ownership of, or granted an exclusive license to, any third party, of any Intellectual Property.

(b) None of the Operating Companies has, in the conduct of the business of such Operating Company infringed upon, violated or used without authorization, any Intellectual Property owned by any third Person. There is no pending or, to the knowledge of the Operating Companies, threatened any suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal, or in any jurisdiction, against any Operating Company, alleging that any activities or conduct of any Operating Company’s business infringes upon, violates or constitutes the unauthorized use of the Intellectual Property of any third Person, or challenging the ownership, validity, enforceability or registerability of any Intellectual Property of the Operating Companies.

(c) No third party is misappropriating, infringing, diluting or violating any Operating Company Intellectual Property. There are no pending claims, suits, arbitrations or other adversarial proceedings before any court, government agency or arbitral tribunal brought by any Operating Company against any third party with respect to any Operating Company Intellectual Property.

Section 3.15 Brokers, Finders and Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Operating Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Network CN and Buyer represents and warrants to the Selling Shareholder as follows:

Section 4.1 Organization and Qualification. Each of Network CN and Buyer is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction for formation and has all requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is presently being conducted, except to the extent that the failure to be so organized, existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.2 Authority; Requisite Approval.

(a) Each of Network CN and Buyer has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Buyer, and assuming due authorization, execution and delivery by the Selling Shareholder and the Operating Companies, this Agreement constitutes a valid and binding obligation of Network CN and Buyer, enforceable against each of them in accordance with its terms.

(b) No other corporate proceedings on the part of Network CN or Buyer are necessary to approve or adopt this Agreement under applicable Legal Requirements and to consummate the Transactions.

Section 4.3 Network CN SEC Reports.

(a) Network CN has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by Network CN with the SEC since January 1, 2007 (collectively, the “SEC Reports”). Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects the consolidated financial position of Network CN and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate. None of the SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the Agreement Date), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.4 Brokers, Finders and Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Network CN or any of its Subsidiaries.

Section 4.5 Offering. Assuming the accuracy of the representations and warranties of the Selling Shareholder contained in Article II, the offer, sale and issuance of the Consideration Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

ARTICLE V

PRE-CLOSING OPERATING COVENANTS

Section 5.1 Access to Information.

(a) During the period from the Agreement Date until the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), subject to compliance with applicable Legal Requirements (including antitrust and fair trade laws), each Operating Company shall:

(i) provide Network CN and its Representatives with reasonable access during normal business hours to personnel and assets and to all existing books, records, Tax Returns, contracts, work papers and other documents and information relating to any of the Operating Companies; and

(ii) provide Network CN and its Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to any of the Operating Companies, and with such additional financial, operating and other data and information regarding any of the Operating Companies, as Buyer may reasonably request.

(b) No information or knowledge obtained in any investigation in accordance with this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the conditions to the obligations of the Parties hereto to consummate the Transactions or any Party’s rights hereunder (including rights under Article IX).

Section 5.2 Operation of the Operating Company Business.

(a) During the Pre-Closing Period, the Operating Companies shall: (i) ensure that each of the Operating Companies conducts its business and operations (A) in the ordinary course and in accordance with past practices, and (B) in compliance with all applicable Legal Requirements and the requirements of all Operating Company Contracts; (ii) ensure that each of the Operating Companies maintains and preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its advantageous business relations with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with any of the Operating Companies; and (iii) take no action that would adversely affect or materially delay the ability of the Parties to obtain any necessary approvals of any Governmental Body required for the Transactions or to perform its covenants and agreements under this Agreement or to complete the Transactions.

(b) During the Pre-Closing Period the Operating Companies shall not (without the prior written consent of Network CN):

(i)(A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, equity interests or any other securities of any Operating Company or any options, warrants, calls or rights to acquire any such shares, equity interests or other securities (including any options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock), or (D) take any action that would result in any change of any term (including any conversi on price thereof) of any debt security of any Operating Company;

(ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock, equity interests or other security, (B) any Operating Company Rights, or (C) any instrument convertible into or exchangeable for any capital stock, equity interests or other security;

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any stock option plans, any provision of any Contract related to any stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any stock options or any related Contract;

(iv) amend or permit the adoption of any amendment to the Operating Company Constituent Documents, or effect, become a party to or authorize any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(v) adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vii) make any capital expenditure;

(viii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Operating Company Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Operating Company Contract;

(ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or encumber, any right or other asset to any other Person;

(x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi) make any loans, advances or capital contributions to, or investments in, any other Person, except for customary travel advances to employees;

(xii) increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of any Operating Company;

(xiii) hire any new employee, dismiss any employee, promote any employee except in order to fill a position vacated after the Agreement Date, or engage any independent contractor;

(xiv) except as required by GAAP, IFRS or applicable Legal Requirements, change its fiscal year, revalue any of its material assets or make any changes in financial or Tax accounting methods, principles or practices;

(xv)(A) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practices or as required by their terms as in effect on the Agreement Date of claims, liabilities or obligations reflected or reserved against in the Operating Company Most Recent Financial Statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business consistent with past practices or (B) commence any Legal Proceeding;

(xvi) enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

(xvii) enter into any new line of business that is material to the Operating Companies, taken as a whole, or change its operating policies that are material to the Operating Companies, taken as a whole, except as required by applicable Legal Requirements, regulation or policies imposed by any Governmental Body;

(xviii) transfer or license to any Person any Intellectual Property Rights of the Operating Companies;

(xix) enter into any operating lease; or

(xx) acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Operating Company Business, taken as a whole.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Parties’ Obligations To Effect the Transactions. The respective obligations of the Parties to effect the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

(b) No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and none of the Parties shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Transactions or any of the other transactions contemplated by the Transaction Documents; (ii) relating to the Transactions and seeking to obtain from any Party any damages or other relief that may be material to such Party; (iii) seeking to prohibit or limit in any material respect any Party’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the capital stock of its Subsidiaries; or (iv) which, if unfavorably adjudicated, would materially and adversely affect the right of any Party to own its assets or operate its business.

Section 6.2 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Transactions are subject to the satisfaction or written waiver by Buyer, at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Selling Shareholder Representations. Each of the representations and warranties made by the Selling Shareholder in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date, as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

(b) Accuracy of Operating Company Representations. Each of the representations and warranties made by the Operating Companies in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date, as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall be true and correct as of such date).

(c) Performance of Selling Shareholder Covenants. Each of the covenants and obligations that the Selling Shareholder is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(d) Performance of Operating Company Covenants. Each of the covenants and obligations that each of the Operating Companies is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(e) No Operating Company Material Adverse Effect. There shall not have occurred any material adverse effect with respect to any of the Operating Companies, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, is reasonably likely to have an material adverse effect on any of the Operating Companies.

Section 6.3 Conditions to Obligations of Selling Shareholder. The obligations of the Selling Shareholder to effect the Transactions and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Selling Shareholder, at or prior to the Closing, of the following conditions:

(a) Accuracy of Representations. Each of the representations and warranties made by Network CN and Buyer in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date, as if made on the Closing Date (except as to such representations and warranties made as of a specific date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have, and would not be reasonably expected to have, a material adverse effect on Network CN.

(b) Performance of Covenants. Each of the covenants and obligations that Network CN and Buyer are required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

ARTICLE VII

TERMINATION

Section 7.1 Termination Events. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Network CN and the Selling Shareholder (pursuant to a written instrument signed by Network CN and the Selling Shareholder);

(b) by either Network CN or the Selling Shareholder if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Transactions shall have become final and nonappealable; provided, however, that (A) the Party or Parties seeking to terminate this Agreement pursuant to this Section 7.1(b) must have used all reasonable efforts to remove any such Order prior to the Termination Date and (B) no Party may terminate this Agreement pursuant to this Section 7.1(b) if its breach of its obligations under this Agreement proximately contributed to the occurrence of such Order;

(c) by Network CN if:

(i) the Selling Shareholder or the Operating Companies shall have breached any representation, warranty or covenant contained herein and (A) such breach shall not have been cured within thirty (30) days after receipt by the Selling Shareholder of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured); provided, however, that the termination right under this Section 7.1(c)(i) shall not be available to Network CN if Network NC is at that time in material breach of this Agreement);

(d) by Selling Shareholder (pursuant to a written instrument signed by Selling Shareholder) if Network CN shall have breached any representation, warranty or covenant contained herein and (A) such breach shall not have been cured within thirty (30) days after receipt by Network CN of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured); provided, however, that the termination right under this Section 7.1(d) shall not be available to the Selling Shareholder if Selling Shareholder is at that time in material breach of this Agreement);

Section 7.2 Termination Procedures. If either Network CN or the Selling Shareholder wishes to terminate this Agreement pursuant to Section 7.1, it shall deliver to the other Parties a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

Section 7.3 Effect of Termination. In the event of termination of this Agreement by either Network CN or the Selling Shareholder as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Parties, except with respect to Sections 7.3 (Effect of Termination), 5.1(a) (Access to Information), 8.5 (Attorneys’ Fees), 8.9 (Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL), 8.10 (Assignment and Successors), 8.11 (Parties in Interest), 8.12 (Notices) and 8.13 (Construction; Usage) which shall survive such termination and except that no Party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Representations, Etc.

(a) The representations and warranties made by each of the Parties in this Agreement or in any compliance certificate delivered at Closing shall survive the Closing indefinitely. All of the covenants, agreements and obligations of the Parties contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the Party or Parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations.

(b) The representations, warranties, covenants and obligations of the Parties hereto shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parties or any of their Representatives.

Section 8.2 Further Assurances. Each Party hereto shall execute and cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

Section 8.3 Fees and Expenses. Each Party hereto shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such Party in connection with the Transactions.

Section 8.4 Amendment. This Agreement may be amended at any time only by an instrument in writing signed by all of the Parties.

Section 8.5 Attorneys’ Fees. In any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement which is brought against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

Section 8.6 Waiver; Remedies Cumulative. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Legal Requirements, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party, (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 8.7 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all other prior agreements and understandings, both written and oral, among or between any of the Parties to this Agreement with respect to the subject matter hereof and thereof.

Section 8.8 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 8.9 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the State of Delaware. The Parties (in each case, for themselves and their Affiliates) each:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware), in connection with any such claim, suit, action or other legal proceeding;

(ii) agrees that each state and federal court located in the State of Delaware, shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim by either Party hereto that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10 Assignment and Successors. No Party may assign any of its rights or interests or delegate any of its duties or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of Selling Shareholders, in the case of Selling Shareholders or the Operating Companies, or Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns.

Section 8.11 Parties in Interest. None of the provisions of this Agreement (including the documents and instruments referred to in this Agreement) is intended to provide any rights or remedies to any Person other than the Parties hereto and their respective successors and assigns (if any), except as expressly provided in this Agreement.

Section 8.12 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party (and will be deemed to have been duly given upon receipt) when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid) or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

(a) if to Buyer, to:

Network CN Inc.

21/F, Chinachem Century Tower

178 Gloucester Road

Hong Kong

Fax: +852-2833-2186

Attention: Daley Mok

..with a copy to

Crone Rozynko, LLP

Fax: +1-415-955-8910

Attention: Alisande Rozynko

(b) if to any of the Operating Companies, to:

Liu Man Ling

Unit 1602, Malaysia Building

50 Gloucester Road

Wanchai

Hong Kong

Fax: +852-2893-0602

(c) if to the Selling Shareholder, to:

Liu Man Ling

Unit 1602, Malaysia Building

50 Gloucester Road

Wanchai

Hong Kong

Fax: +852-2893-0602

Section 8.13 Construction; Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) “including” means including without limiting the generality of any description preceding such term;

(viii) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto;

(ix) references to Articles, Sections, Exhibits or Schedules shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated; and

(x) “or” is disjunctive but not necessarily exclusive.

(b) Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

(c) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 8.14 Enforcement of Agreement. The Parties acknowledge and agree that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 8.15 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction (whether in whole or in part), the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the maximum extent possible.

Section 8.16 Language. The Parties agree that a Chinese translation of this Agreement may be prepared for informational and interpretive purposes only. In the event of any conflict between the Chinese and English versions of this Agreement, the English version shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

NETWORK CN INC.

By:	/s/ GODFREY HUI
Name:	Godfrey Hui
Title:	Chief Executive Officer

CITYHORIZON LIMITED, A HONG KONG COMPANY

By:	/s/ GODFREY HUI
Name:	Godfrey Hui
Title:	Director

SELLING SHAREHOLDER

Liu Man Ling	/s/ LIU MAN LING

CITYHORIZON LIMITED, A BRITISH VIRGIN ISLANDS COMPANY

By:	/s/ LIU MAN LING
Name:	Liu Man Ling
Title:	Director

HUI ZHONG LIAN HE MEDIA TECHNOLOGY CO., LTD.

By:	/s/ WONG TAM WAN
Name:	Wong Tam Wan
Title:	Authorized Representative

BEIJING HUI ZHONG BO NA MEDIA ADVERTISING CO., LTD.

By:	/s/ LI KAM TIM
Name:	Li Kam Tim
Title:	Authorized Representative

EXHIBIT A

CERTAIN DEFINITIONS

Certain Definitions. For all purposes of and under this Agreement (including this Exhibit A), the following capitalized terms shall have the following respective meanings:

“Board” shall mean the board of directors of a company.

“Consent” shall mean any approval, consent, ratification, license, registration, declaration, permit, permission, waiver or authorization (including any Governmental Authorization).

“Contract” shall mean any contract, subcontract, legally binding agreement or commitment, note, bond, mortgage, indenture, lease, license, sublicense or other legally binding obligation, arrangement or understanding, whether oral or in writing.

“Entity” shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Authorization” shall mean any: (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, supranational or other government, ministry, department or any other governmental arm or agency; or (c) governmental, self-regulatory or quasi-governmental authority of any nature.

“IFRS” shall mean International Financial Reporting Standards.

“Intellectual Property Rights” shall mean common law and statutory rights anywhere in the world arising under or associated with (i) patents, patent applications and inventors’ certificates (“Patents”), (ii) copyrights, copyright registrations and copyright applications, “moral” rights and mask work rights (“Copyrights”), (iii) trade and industrial secrets and confidential information and know-how (“Trade Secrets”), (iv) trademarks, trade names, service marks and any applications or registrations for the same (“Trademarks”), (v) other proprietary rights relating or with respect to the protection of Technology, (vi) divisions, continuations, renewals, re-issuances and extensions of the foregoing (as applicable), and (vii) analogous rights to those set forth above, including the right to enforce and recover damages for the infringement or misappropriation of any of the foregoing.

“knowledge” shall mean the actual knowledge, after due inquiry, of employees of the respective Party with the title of “Vice President” or higher.

“Legal Proceeding” shall mean any sanction, action, claim, suit, litigation, proceeding (public or private), criminal prosecution, audit or investigation by or before any Governmental Body.

“Legal Requirements” shall mean applicable domestic or foreign federal, state, provincial, local, municipal or other law, statute, treaty, constitution, principle of common law, binding resolution, ordinance, code, binding edict, decree, directive, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liabilities” shall mean any liability, obligation or commitment of any kind, whether absolute, accrued, fixed or contingent, matured or un-matured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP or IFRS, as applicable.

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“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, interference, option, right of first refusal, preemptive right, community property interest or similar restriction of any nature.

“Operating Company” shall mean any of the Operating Companies.

“Operating Company Business” shall mean the combined and several operations of the Operating Companies in the field of out-of-home advertising in the PRC, including but not limited to the acquisition and sub-granting of advertising rights, the operation of advertising business, the development and maintenance of applicable software management system, etc.

“Order” shall mean any judgment, decision, decree, injunction, ruling, writ, assessment or order of any Governmental Body that is binding on any Person or its property under applicable Legal Requirements.

“Person” shall mean any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, joint venture, estate, trust, firm or other enterprise, association, organization, entity or any Governmental Body.

“PRC” means the People’s Republic of China.

“Representatives” shall mean officers, employees, directors, advisors, representatives and agents of a Party.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Subsidiary” of any Person shall mean, with respect to any party, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which (i) such party or any Subsidiary of such party is a general partner, manager or managing member, or (ii) such party or any Subsidiary of such party owns a majority of the outstanding equity or voting securities or interests of which having by their terms ordinary voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Taxes” shall mean any and all domestic or foreign, national, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Body, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, taxes in the nature of excise, withholding, ad valorem or value added, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other person and including any liability for taxes of a predecessor or transferor.

“Tax Return” shall mean any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Transactions” shall mean the Sale and the other transactions contemplated by this Agreement.

Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

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